Digirad to Reconstitute Board of Directors

Postpones Annual Meeting to Allow Stockholders to Vote on New Candidates

POWAY, CA -- (Marketwire - March 26, 2012) - Digirad Corporation (NASDAQ: DRAD) today announced that, in connection with its 2012 Annual Meeting of Stockholders, it intends to add up to three new independent members to its Board of Directors. The Corporate Governance Committee of the Board is actively seeking input on appropriate, qualified candidates from the Company's largest stockholders.

"We are encouraging our largest stockholders to assist us in identifying new directors to bring additional expertise, capabilities and perspectives to the Board," said R. King Nelson, Digirad's chairman. "We will continue to work to ensure that the Board of Directors has the appropriate mix of skills to lead Digirad in its next phase of growth, and we welcome stockholder input in this process." Digirad's Board of Directors has historically ranged from five to seven directors, and this is not anticipated to change as a result of this process.

In connection with this action, Digirad also announced that it will hold its 2012 Annual Meeting of Stockholders somewhat later in the year than has been customary to allow the Corporate Governance Committee sufficient time to consider and select qualified candidates and to provide Digirad's stockholders with the opportunity to consider the nominees. An exact date for the meeting will be announced in due course.

Additional Information and Where to Find It
Digirad Corporation (the "Company"), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Company's 2012 Annual Meeting of Stockholders (the "Annual Meeting"). The Company plans to file a proxy statement (the "2012 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting. Gerhard F. Burbach, Todd P. Clyde, Steven C. Mendell, R. King Nelson, Kenneth E. Olson and John W. Sayward, all of whom are members of the Company's Board of Directors, are participants in the Company's solicitation. Other than Messrs. Burbach, Clyde and Olson, none of such participants owns in excess of 1% of the Company's common stock. Mr. Clyde may be deemed to own approximately 2.6% of the Company's common stock, Mr. Burbach may be deemed to own approximately 1.6% of the Company's common stock and Mr. Olson may be deemed to own approximately 1.0% of the Company's common stock. Additional information regarding the interests of such participants will be included in the 2012 Proxy Statement and other relevant documents to be filed with the SEC, including the Company's WHITE proxy card, in connection with the Annual Meeting.

Promptly after filing its definitive 2012 Proxy Statement with the SEC, the Company will mail the definitive 2012 Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://www.digirad.com) or by writing to Investor Relations, Digirad Corporation, 13950 Stowe Drive, Poway, CA 92064.

About Digirad
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded commitment to protect stockholder rights, our intention to potentially reconstitute our board of directors, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact
Matt Clawson
Allen & Caron
949-474-4300

Company Contact
Todd Clyde
Chief Executive Officer
858-726-1600